U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
January 10, 2005

CASCADE NATURAL GAS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-7196	91-0599090
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

222 Fairview Avenue North, Seattle, Washington 98109

(Address of principal executive offices)

(206) 624-3900

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

Approval of Revised Compensation for Officers:  On January 10, 2005 the Governance, Nominating and Compensation Committee of the Board of Directors recommended, and the Executive Committee of the Board of Directors approved, revised compensation arrangements for the Chief Operating Officer, Senior Vice President – Regulatory and Gas Supply, and the Vice President – Human Resources and Corporate Secretary to be effective December 1, 2004.  The adjustments are as follows:

Last					Increase	New	Base
Name	First Name	Job Title	Current Salary	Increase%	Amount	Salary
Odell	William	COO	$184,800	4.8%	$8,870		$193,670
Stoltz	Jon	Sr VP Reg & Gas Supply	$164,448	4.0%	$6,578		$171,026
Rosok	Larry	VP HR & Corp Sec	$142,943	2.5%	$3,574		$146,517

Agreement with Chief Financial Officer:  In connection with the announcement of the retirement of J.D. Wessling, Chief Financial Officer (see item 5.02 below), the Company entered into an agreement under which Mr. Wessling will receive, in lieu of eligibility to retire early without actuarial reduction of benefits under Article 3.2(g) of the Company’s Executive Supplemental Retirement Income Plan, a lump sum payment of $197,611.60 at the time he leaves the Company.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 10, 2005, the Governance, Nominating and Compensation Committee and the Executive Committee of the Board of Directors were notified of the intent of J.D. Wessling, Chief Financial Officer, to retire. He will continue to serve as Chief Financial Officer until his replacement is identified and seated or until June 15, 2005, whichever is earlier.  In lieu of eligibility to retire early without actuarial reduction of benefits under Article 3.2(g) of the Company’s Executive Supplemental Retirement Income Plan, Mr. Wessling will receive a lump sum payment of $197,611.60 at the time he leaves the Company.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description of Exhibit

none

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE NATURAL GAS CORPORATION

Dated: January 14, 2005	By:	/s/ Larry C. Rosok
Larry C. Rosok
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

none